EXHIBIT 99.1

[GRAPHIC OMITTED]                                                  Press Release



          Infowave Releases First Quarter Fiscal 2003 Financial Results

Vancouver, British Columbia - April 24, 2003 - Infowave Software (TSE: IW), a provider of wireless software for mobile operators, corporations and individuals today released financial results for the first quarter ended March 31, 2003. (All financial information is expressed in U.S. dollars and Canadian GAAP).

Total revenues for the first quarter were $411,856 compared to $301,388 in the fourth quarter of 2002 and $325,261 in the first quarter of 2002. The company posted gross margins of 86% for the quarter, which has been consistent with the historical trend. Total expenses for the first quarter were $1,272,174 as compared to $1,297,743 in the fourth quarter of 2002 and $3,724,600 in the first quarter of 2002.

Operating expenses (excluding amortization and restructuring charges) were $1,163,864 for the first quarter 2003, compared with $1,132,134 in the fourth quarter of 2002 and represents a 64% decrease from $3,242,196 in the first quarter of 2002. Net loss for the first quarter 2003 was $955,460 or $0.01 per share, compared to $1,035,918 or $0.02 per share in the fourth quarter of 2002 and $3,376,025 or $0.09 per share in the first quarter of 2002. Cash, cash equivalents and short-term investments were approximately $2.6 million at the end of the quarter.

"We are pleased with the overall progress that Infowave has made this first quarter, despite the challenging macro economic environment", said George Reznik, Infowave Chief Financial Officer. "We gained significant traction in the mobile operator market, by signing with several new carrier customers this quarter. In addition, we strengthened our strategic partnerships with several technology partners and resellers. We continued to invest in maintaining our technology leadership and expanded our product offerings to include consumer e-mail functionality and platform support for new smart phones and integrated wireless devices. This will further increase our market opportunity."

First Quarter Highlights

Partnership Announcements
-------------------------
Infowave announced in March that T-Mobile USA will bundle its Symmetry Pro software with every Pocket PC Phone Edition and Handspring Treo device shipped by T-Mobile. The Symmetry Pro software will be accessible via a CD included inside the product packaging, providing a feature rich, wireless e-mail solution for both business professionals and corporations as a bundled solution inside the box.

In January, Infowave announced that it will collaborate with Microsoft Corporation to develop and market solutions for mobile network operators based on the Windows Powered Microsoft mobile device platforms. The announcement stated that Infowave and Microsoft will work together to offer mobile operators complete solutions focused on Microsoft Windows Powered devices designed to increase subscriber adoption and consumption of wireless data.

Infowave also announced an agreement in March with HandStep ApS to bundle the Infowave Wireless Business Engine as part of the launch of its Client Manager CRM application. Under the terms of the agreement, HandStep will sell the solution initially to corporate customers in the Scandinavian and Eastern European markets.

Product Announcements
---------------------
In February, the company announced that Infowave Symmetry Pro, Infowave's wireless desktop e-mail redirector solution, is optimized for Microsoft Smartphone software. Symmetry Pro allows mobile operators to create value-added services for subscribers, by offering instant wireless access to Microsoft Exchange.

Also in February, Infowave announced a version of its Mobile Application Gateway server that runs on the Microsoft Windows Server 2000 operating system. The Mobile Application Gateway is a core component of the Infowave Mobile Operator Solution Suite and provides a mobile services platform that delivers wireless access to e-mail and PIM information and extends wireless capabilities to corporate applications.

Infowave expanded its product line this quarter with the March launch of Infowave Symmetry Express, a wireless e-mail solution for mobile users seeking instant access to their personal e-mail accounts on a range of integrated devices. Symmetry Express will work on any Pocket PC, Smartphone and Palm powered device from anywhere.

At the same time, the company re-named its suite of wireless e-mail solutions to classify Infowave's these solutions under one comprehensive brand. The new core brand, termed "Symmetry", allows Infowave to more effectively position its wireless e-mail solutions for mobile operators and enterprise customers.

Also in March, Infowave announced its support for Palm, Inc's new corporate wireless device, the new Palm Tungsten W handheld. Infowave's Symmetry Pro, Symmetry Pro Workgroup and Symmetry Pro Enterprise solutions are optimized to work with the Tungsten W handheld, providing a rich wireless experience for access to Microsoft Exchange.

Conference Call
---------------
Infowave will hold a conference call to discuss these results at 5:00 PM Eastern N.A. today. George Reznik, Infowave's Chief Financial Officer and Bill Tam, Executive Vice President, Sales and Marketing, will participate in the call. Analysts, media and investors are invited to join the conference call by dialing 800-814-4862 or 416-640-4127 (local Toronto). The call will also be accessible live over the Internet at www.infowave.com/ir.

A replay of the conference call will be available until May 8 by dialing either 877-289-8525 or 416-640-1917 (local Toronto) and entering pass code 247980#. A Web replay will also be available for 120 days from the Internet at www.infowave.com/ir.

About Infowave Software
-----------------------
Infowave (TSE: IW) builds innovative wireless business solutions for mobile operators, corporations and individuals that connect people to the critical information they need to be more productive and competitive. The Infowave Symmetry suite of wireless e-mail solutions enable mobile users to instantly access to their corporate and personal e-mail on a variety of Pocket PC, Smartphone or Palm integrated devices. For mobile operators, Infowave offers the Symmetry Mobile Application Gateway - a wireless services platform that provides mobile operators with the opportunity to capitalize on offering wireless data access to their subscribers. The Infowave Wireless Business Engine provides companies with a single wireless software platform for fast, secure and reliable wireless access to e-mail, the Internet, corporate intranets and client-server applications. For more information, please visit www.infowave.com.

Forward-Looking  Statement
--------------------------
Statements made herein and in today's conference call may contain forward-looking information about management's expectations, new strategic objectives, business prospects, revenue growth opportunities, anticipated financial performance and other similar matters. A variety of factors, many of which are beyond the Company's control, affect the operations, performance and business strategy and results of the Company and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to, the sufficiency of the Company's restructuring activities and strategic initiatives, including the potential for higher actual costs incurred in restructuring actions and strategic initiatives compared to the estimated costs of such actions or initiatives; the ability to retain and recruit qualified employees; the ability to manage business in light of recent management changes and personnel reductions. Other potential risk factors are described in the Company's 2002 annual report on Form 10-K, in addition to reports on Form 8-K and Form 10-Q, which are available at the SEC's Web site at http://www.sec.gov. Forward-looking statements are based on management's beliefs, opinions and projections on the date the statements are made. The Company undertakes no obligation to update forward-looking statements if circumstances or management's beliefs, opinions or projections should change.

Contact:
Corinna Bates
Manager, Marketing and Corporate Communications
604.473.3695
cbates@infowave.com
-------------------

                             INFOWAVE SOFTWARE, INC.
                           Consolidated Balance Sheets
                           (expressed in U.S. dollars)

================================================================================
                                                March 31, 2003      Dec 31, 2002
                                                 (unaudited)
--------------------------------------------------------------------------------
Assets
Current Assets:
   Cash and cash equivalents                       $2,264,686         $2,755,929
   Short term investments                             358,112            355,614
   Accounts receivable                                425,974            394,712
   Finished goods inventory                             1,019                951
   Prepaid expenses                                    66,286            135,402
--------------------------------------------------------------------------------
                                                    3,116,077          3,642,608

Capital assets                                        498,761            490,783

Other assets                                           27,181             25,366
--------------------------------------------------------------------------------
                                                   $3,642,019         $4,158,757
================================================================================

Liabilities and Shareholders' Equity
Current Liabilities:
   Accounts payable and accrued liabilities          $729,661           $463,096
   Deferred revenue                                   297,718            364,847
--------------------------------------------------------------------------------
                                                    1,027,379            827,943
Shareholders' equity
   Share capital
      Authorized: 200,000,000 voting
      common shares
      Issued:  66,659,578 (December 31,
      2002: 66,439,578)                            56,564,963         56,539,360
   Additional paid-in capital                          15,941             15,941
   Other equity instruments                         1,613,096          1,613,096
   Deficit                                       (55,297,602)       (54,342,142)
   Cumulative translation account                   (281,758)          (495,441)
--------------------------------------------------------------------------------
                                                    2,614,640          3,330,814
--------------------------------------------------------------------------------
                                                   $3,642,019         $4,158,757
================================================================================

                             INFOWAVE SOFTWARE, INC.
                Consolidated Statements of Operations and Deficit
                           (expressed in U.S. dollars)


================================================================================
                                                     Three months ended
                                             March 31, 2003       March 31, 2002
                                                (unaudited)          (unaudited)
--------------------------------------------------------------------------------

Sales                                              $411,856             $325,261

Cost of goods sold                                   56,839               37,167
--------------------------------------------------------------------------------
                                                    355,017              288,094

Expenses:
    Research and development                        489,803              901,979
    Sales and marketing                             356,274            1,624,224
    General and administration                      317,787              715,993
    Depreciation and amortization                   108,310              482,404
--------------------------------------------------------------------------------
                                                  1,272,174            3,724,600

--------------------------------------------------------------------------------
Loss from operations                                917,157            3,436,506

Other expenses (income)
    Interest and other income                      (14,787)             (27,845)
    Foreign Exchange                                 53,090             (32,636)
--------------------------------------------------------------------------------
Net loss for the period                             955,460            3,376,025

Deficit, beginning of period                     54,342,142           44,626,077
--------------------------------------------------------------------------------

Deficit, end of period                          $55,297,602          $48,002,102
--------------------------------------------------------------------------------

Net loss per share                                    $0.01                $0.09
--------------------------------------------------------------------------------

Weighted average number of shares outstanding    66,627,800           36,035,432
================================================================================